Exhibit 10.1

FIRST AMENDMENT

TO

CONSULTING AGREEMENT

This First Amendment to Consulting Agreement (this “Amendment”) is made and entered into as of September 23, 2009 (the “Effective Date”) by and between MediciNova, Inc., a Delaware corporation (“MediciNova”), and Danerius, LLC, a Delaware limited liability company (“Consultant”).

RECITALS

WHEREAS, MediciNova and Consultant entered into that certain Consulting Agreement dated as of June 12, 2009 (the “Agreement”); and

WHEREAS, MediciNova and Consultant desire to amend the Agreement in order to modify the term contained therein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, as well as other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties hereto, the parties hereto agree as follows:

1. Definitions. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

2. Term. The first sentence of Section 6.1 of the Agreement is hereby amended and restated in its entirety as follows: “The term of this Agreement shall commence on the Effective Date and shall end on October 12, 2011.”

3. Entire Agreement. This Amendment, along with the Agreement, constitutes the entire agreement between the parties with respect to the subject matter of the Agreement. Except as modified or amended in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment has been duly executed by authorized representatives of the parties as of the Effective Date.

MEDICINOVA, INC.		DANERIUS, LLC

By:	/s/ Shintaro Asako	By:	/s/ Alan Dunton
Name:	Shintaro Asako	Name:	Alan Dunton, MD
Date:	September 23, 2009	Date:	September 23, 2009